
                           THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES               Exhibit 11
                                COMPUTATION OF NET EARNINGS PER SHARE
                                (in thousands, except per share data)
                                            (UNAUDITED)

------------------------------------------------------------------------------------------
                                                              Thirteen weeks ended
(in thousands, except per share data)                   ----------------------------------
                                                           May 5, 2001      April 29, 2000
                                                        --------------      --------------

(a)  Net earnings before extraordinary item...........         $ 9,108             $ 4,407
-------------------------------------------------------------------------------------------

(b)  Average number of common shares outstanding
       during the period..............................          51,266              50,998

     Common shares assumed issued upon exercise
       of dilutive stock options, net of assumed
       repurchase, at the average market price........              -                    3
-------------------------------------------------------------------------------------------
(c)  Average number of common shares assumed
       outstanding during the period..................          51,266              51,001
-------------------------------------------------------------------------------------------
Basic Earinings per Share:
     Before Extraordinary Item (a/b)..................         $   .18             $   .09
     Extraordinary Item...............................               -                 .04
-------------------------------------------------------------------------------------------
Basic Earnings per Share:                                      $   .18             $   .13
-------------------------------------------------------------------------------------------
Diluted Earnings per Share:
     Before Extraordinary Item (a/c)..................         $   .18             $   .09
     Extraordinary Item...............................               -                 .04
-------------------------------------------------------------------------------------------
Diluted Earnings per Share:                                    $   .18             $   .13
-------------------------------------------------------------------------------------------